UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 2, 2005

REEBOK INTERNATIONAL LTD.

(Exact name of registrant as specified in its charter)

MASSACHUSETTS	1-9340	04-2678061
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1895 J.W. FOSTER BOULEVARD, CANTON, MA		02142
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (781) 401-5000.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events

On August 2, 2005, adidas-Salomon AG, a corporation organized under the laws of the Federal Republic of Germany (“Adidas”), Ruby Merger Corporation, a Massachusetts corporation (“Sub”), and Reebok International Ltd. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”).  Pursuant to the Merger Agreement and subject to the terms and conditions set forth therein, Sub will be merged (the “Merger”) with and into the Company, with the Company being the surviving corporation in the Merger.

Concurrently with the execution of the Merger Agreement, the Company adopted a Key Employee Retention Plan (the “Retention Plan”).  Pursuant to the Retention Plan, subject to limited exceptions, certain key employees of the Company will receive a bonus equal to 50% of their base salary as in effect on the date of adoption of the Retention Plan, if they remain employed by the Company through the date that is 12 months after the closing date of the Merger.  Paul Harrington, one of the Company’s named executive officers, is a participant in the Retention Plan and is entitled to receive a bonus equal to 50% of his base salary on the date of adoption of the Retention Plan if he remains employed by the Company through the date that is 12 months after the closing date of the Merger.

The foregoing description of the Retention Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Retention Plan filed as Exhibit 99.1 and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c) The following Exhibits are filed as part of this report:

99.1	Reebok International Ltd. Key Employee Retention Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REEBOK INTERNATIONAL LTD.

August 5, 2005	By:	/s/ David A. Pace
	Name:	David A. Pace
	Title:	Senior Vice President and General Counsel